UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2010 (May 20, 2010)

KENDLE INTERNATIONAL INC.
(Exact name of Registrant as specified in its Charter)

Ohio	000-23019	31-1274091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )
441 Vine Street, Suite 500, Cincinnati, Ohio
45202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 381-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

    Kendle International Inc. (the “Company”) held its Annual Meeting of Shareholders on May 20, 2010.  Shareholders voted on the matters set forth below.

    1.           The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee:	Votes For	Votes Withheld

Candace Kendle	4,961,540	7,612,669
Christopher C. Bergen	4,848,956	7,725,253
Robert R. Buck	4,815,043	7,759,166
G. Steven Geis	4,921,092	7,653,117
Donald C. Harrison	4,920,699	7,653,510
Timothy E. Johnson	4,850,149	7,724,060
Timothy M. Mooney	4,605,010	7,969,199
Frederick A. Russ	4,813,770	7,760,439

    With respect to the election of directors, there were 1,139,553 broker non-votes.

    2.           The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010 was approved based upon the following votes:

Votes for approval	13,673,163
Votes against	28,551
Abstain	12,048

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENDLE INTERNATIONAL INC.

Date: May 21, 2010	By:	/s/ Jarrod B. Pontius
Jarrod B. Pontius
Vice President, Chief Legal Officer and Secretary